Calculation of Filing Fee Tables
S-3
SCYNEXIS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-275520	11/27/2023
Carry Forward Securities		Equity	Preferred Stock, $0.001 par value per share	415(a)(6)						S-3	333-275520	11/27/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-275520	11/27/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-275520	11/27/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 200,000,000.00			S-3	333-275520	11/27/2023	$ 29,520.00
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of securities is being registered as may be issued from time to time upon conversion of or exchange for any preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to any anti-dilution adjustments with respect to any such securities. Includes rights to acquire common stock or preferred stock under any shareholder rights plan then in effect, if applicable under the terms of any such plan. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and are not specified as to each class of security. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $200,000,000. The separate security-class rows identify the classes included in the unallocated universal shelf and do not represent additional offering amounts. All securities registered hereunder are being carried forward pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), as described in note (2) below.

[2]	The registrant previously registered the offer and sale of securities having a maximum aggregate offering price of $200,000,000 pursuant to a registration statement on Form S-3 (File No. 333-275520), initially filed with the Securities and Exchange Commission on November 13, 2023 and declared effective on November 27, 2023 (the "Expiring Registration Statement"). The aggregate registration fee applicable to those securities was $29,520, which was satisfied by applying $16,911 of previously paid filing fees and remitting an additional $12,609 in connection with the filing of the Expiring Registration Statement. All $200,000,000 of such securities remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, all of the Unsold Securities are included in this registration statement, and the registration fee of $29,520 applicable to the Unsold Securities is being carried forward and will continue to be applied to the Unsold Securities. No new securities are being registered, and no additional registration fee is due in connection with this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Expiring Registration Statement will be deemed terminated as of the effective date of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date